UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________
FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 25, 2011

CORE LABORATORIES N.V.
(Exact name of registrant as specified in its charter)
001-14273
(Commission File Number)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Herengracht 424
1017 BZ Amsterdam
The Netherlands	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (31-20) 420-3191

Check the appropriate below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Explanatory Note

This Amendment No. 1 to Form 8-K is being filed as an amendment to the Current Report on Form 8-K filed by Core Laboratories N.V. (the “Company”) on May 25, 2011 (the “Original Report”).  The Original Report was filed to report the results of the matters submitted to a vote at the Company's Annual Meeting of Shareholders (the “Annual Meeting”) held on May 19, 2011.  The sole purpose of this Amendment No. 1 is to disclose the Company's decision regarding the frequency with which it will include a shareholder vote on the compensation of executives in its annual meeting proxy materials.  Except for the foregoing, this Amendment No. 1 does not modify or update any other disclosure contained in the Original Report.

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting, shareholders were asked to consider and act upon, among other matters, an advisory vote on the frequency of an advisory vote on executive compensation.  As previously reported in the Original Report, a majority of the votes cast on the frequency proposal were cast in favor of holding an advisory vote on executive compensation every year.

In light of this vote and other factors, the Company's Board of Directors decided at a meeting held on August 4, 2011, that the Company will include an advisory vote on executive compensation every year in its future proxy materials until the next shareholder vote on the frequency of these votes. The Company will re-evaluate the determination in connection with its next shareholder advisory vote regarding the frequency of future advisory votes on executive compensation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: August 10, 2011	By	/s/ Richard L. Bergmark
Richard L. Bergmark
Chief Financial Officer